                                                                    EXHIBIT 10.1

                              AMENDED AND RESTATED
                        1992 PETROCORP STOCK OPTION PLAN


     1. PURPOSE. The purpose of the Amended and Restated 1992 PetroCorp Stock Option Plan (the "Plan") is to provide an additional incentive to eligible key employees, upon whom rest major responsibilities for the successful operation, administration, and management of PetroCorp Incorporated, a Texas corporation (the "Company"). It is recognized that the present and potential contributions of the key employees are important to the continued success of the Company. The Plan is also intended to be used to retain highly qualified persons for the successful conduct of the business of the Company. It is intended that these purposes will be enhanced through the awarding of Stock Options.

     2. DEFINITIONS. As used herein the words and phrases below shall have the following meanings:

         (a) "Board" shall mean the Board of Directors of the Company.

         (b) "Change in Control" shall mean any of the events described in
     Section 8.

         (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (d) "Committee" shall mean the committee, which shall be comprised of three members who are disinterested persons as defined under rules and regulations promulgated under Section 16(b) of the Exchange Act and who shall be members of the Board, appointed by the Board to administer the Plan, which Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise.

         (e) "Common Stock" shall mean the common stock of the Company, $.01 par value per share, regardless of the series or class.

         (f) "Company" shall mean PetroCorp Incorporated, a Texas corporation.

         (g) "Disability" shall mean the person so affected is unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Committee's determination as to whether a Participant has incurred a Disability shall be final and conclusive as to all interested parties.

         (h) "Eligible Employee" shall mean a key employee of the Company as determined pursuant to Section 4.

         (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (j) "Fair Market Value" shall mean, with respect to a share of Common Stock on any date herein specified the amount determined pursuant to the formula set forth in Exhibit A or if sales of Common Stock are reported on the NASDAQ National Market System, the closing sales price for the Common Stock as reported on such system or if the Common Stock is listed on any national securities exchange, the closing sales price as reported by such exchange on any relevant date for valuation, or, if there is no such sale on such date, the applicable price as so reported on the nearest preceding date upon which such sale took place.

         (k) "Incentive Stock Option" shall mean a stock option granted by the Committee to an Eligible Employee under the Plan which is designated by the Committee as an Incentive Stock Option and intended to qualify as an Incentive Stock Option under Section 422 of the Code.

         (l) "Liquidation Event" shall mean the decision of the Company's shareholders to dissolve the Company.

         (m) "Nonqualified Stock Option" shall mean a stock option granted by the Committee to an Eligible Employee under the Plan which is not designated by the Committee as an Incentive Stock Option.

         (n) "Participant" shall mean any individual who has received an award of a Stock Option and has not exercised the Stock Option and received the Common Stock subject to the Stock Option.

         (o) "Plan" shall mean the Amended and Restated 1992 PetroCorp Stock Option Plan, as herein set forth and as amended from time to time.

         (p) "Replacement Option" shall mean a Stock Option which is granted to replace units granted under the 1989 PetroCorp Equity Interest Plan of PetroCorp, a Texas general partnership.

         (q) "Retirement" shall mean the termination of employment from the Company constituting retirement as determined by the Committee.

         (r) "Securities Act" shall mean the Securities Act of 1933, as amended.

         (s) "Stock Option" shall mean an Incentive Stock Option or Nonqualified Stock Option pursuant to which a Participant is eligible to acquire Common Stock pursuant to the terms and conditions of the Plan and the Stock Option Agreement.

         (t) "Stock Option Agreement" shall mean the agreement described in
     Section 7.

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

         (u) "Terminated For Cause" shall mean that a Participant's employment is terminated as a result of a breach of his or her written employment agreement, if the Participant is subject to a written employment agreement, or if the Committee determines that such Participant is being terminated as a result of misconduct, dishonesty, disloyalty, disobedience or action that might reasonably injure the Company or its business interests or reputation.

     3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee appointed by the Board. The Committee shall have authority to adopt rules and regulations for carrying out the Plan, determine the Eligible Employees, determine the number of Stock Options, if any, to be awarded to each Eligible Employee, determine whether a Stock Option shall be an Incentive Stock Option or a Nonqualified Stock Option, determine the exercise price of each Stock Option, determine the vesting period for Stock Options, determine the series or class of Common Stock to be subject to the Stock Option, determine the Fair Market Value, if necessary, of Common Stock, and interpret, construe, and implement the provisions of the Plan. Decisions of the Committee shall be binding on the Company and on all Participants and other interested parties.
The Committee shall hold its meetings at such times and places as it deems advisable. All members of the Committee shall constitute a quorum for a meeting. All determinations of the Committee shall be made by a majority of its members attending the meeting. Furthermore, any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as effective as if it had been made by a majority vote at a meeting properly called and held.

     4. ELIGIBLE EMPLOYEES. Only employees of the Company or any subsidiary of the Company who are members of a select group of management and highly compensated employees are Eligible Employees. As among the Eligible Employees, the individuals chosen to participate in the Plan shall be those Eligible Employees as the Committee shall determine from time to time. No person will be eligible for the grant of any Incentive Stock Option who owns or would own immediately before the grant of such Incentive Stock Option, directly or indirectly, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, a subsidiary or a parent corporation. This restriction does not apply if, at the time such Incentive Stock Option is granted, the Incentive Stock Option exercise price is at least 110% of the Fair Market Value on the date of grant and the Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date of grant. For the purpose of this Section 4, the attribution rules of
Section 424(d) of the Code shall apply for the purpose of determining an Eligible Employee's percentage ownership.

     5. SHARES OF COMMON STOCK SUBJECT TO THE PLAN. 957,357 shares of Common Stock shall be available for granting Stock Options under the Plan. The shares of Common Stock available under the Plan may consist of shares of any series of Common Stock provided that the rights of such shares to dividends, to liquidation proceeds and to share in the appreciation in the value of the Company shall be not less than the rights of any other series of Common Stock. If any Stock Option shall expire or terminate for any reason, without being exercised, shares of Common Stock subject to such Stock Option shall again be available for grant in connection with grants of subsequent Stock Options, provided that if any Replacement Option shall expire or terminate for any reason, without being exercised, shares of Common Stock subject to such Replacement Option shall not be available for grant in connection with any subsequent Stock Option.

     6.   STOCK OPTION TERMS.

          (a) Exercise Price. The exercise price per share of Common Stock under each Stock Option shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100 percent of the Fair Market Value per share of such Common Stock on the date the Stock Option is granted, as determined by the Committee, except that the exercise price for any Replacement Option shall be $5.00 per share of Common Stock.

          (b) Term. The Committee shall fix the term of each Stock Option which shall be not more than ten years from the date of grant. In the event no term is fixed, such term shall be ten years from the date of grant.

          (c) Exercise. The Committee shall determine the time or times at which an Stock Option may be exercised in whole or in part; provided, however, that other than as provided in Section 8 or with respect to a Replacement Option, in no event shall a Stock Option be exercisable before the expiration of six months from the date of its grant or after ten years from the date of its grant. Only the Participant or his guardian (if the Participant becomes disabled) or in the event of his death, his legal representative or beneficiary, may exercise Stock Options, receive shares of Common Stock or otherwise exercise rights under the Plan.

          (d) Incentive Stock Options. Anything in the Plan notwithstanding, the aggregate Fair Market Value (determined as of the time the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any single calendar year (under the Plan and any other incentive stock option plans of the Company and its subsidiaries or any parent corporation) shall not exceed the sum of $100,000 (or such other limits as may be required by the Code).

          (e) Method of Exercise. Stock Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and, subject to the subsequent provisions hereof, the address to which the certificates representing shares of the Common Stock issuable upon the exercise of such Stock Option shall be mailed. In order to be effective, such written notice shall be accompanied at the time of its delivery to the Company by payment of the exercise price of such shares of Common Stock, which payment shall be made in cash or by cashier's check, certified check, or postal or express money order payable to the order of the Company in an amount (in United States dollars) equal to the exercise price of such shares of Common Stock. Such notice shall be delivered in person to the Secretary of the Company, or shall be sent by registered mail, return receipt requested, to the Secretary of the Company, in which case, delivery shall be deemed made on the date such notice is deposited in the mail.

          (f) Withholding. Whenever shares of Common Stock are to be issued or delivered pursuant to the Plan, the Company shall require the Participant to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. With respect to shares received by a Participant pursuant to the exercise of an Incentive Stock Option, if such Participant disposes of any such shares within two years from the date of grant of such option or within one year after the transfer of such shares to the Participant, the Company shall have the right to withhold from any salary, wages or other compensation payable by the Company to the Participant an amount sufficient to satisfy federal, state and local withholding tax requirements attributable to such disposition.

          (g) Alternative Payment for Stock. Alternatively, payment of the exercise price may be made, in whole or in part, by delivery of shares of Common Stock previously issued to the Participant. Unless otherwise permitted by the Committee, payment of the exercise price with shares of Common Stock shall be made only with shares owned by the Participant for at least six (6) months. If payment is made in whole or in part in shares of Common Stock owned by the Participant, then the Participant shall deliver to the Company, in payment of the option price of the shares of Common Stock with respect to which such Stock Option is exercised, (i) certificates registered in the name of such Participant representing a number of shares of Common Stock legally and beneficially owned by such Participant, free of all liens, claims and encumbrances of every kind and having a Fair Market Value as of the date of delivery of such notice that is not greater than the exercise price of the shares of Common Stock with respect to which such Stock Option is to be exercised, such certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates; and (ii), if the exercise price of the shares of Common Stock with respect to which such Stock Option is to be exercised exceeds such Fair Market Value, cash or a cashier's check, certified check, or postal or express money order payable to the order of the Company in an amount (in United States dollars) equal to the amount of such excess.

          The Company may extend and maintain, or arrange for the extension and maintenance of, financing to any Participant to purchase shares pursuant to exercise of a Stock Option and/or to pay withholding taxes on such terms as may be approved by the Committee in its sole discretion. In considering the terms for extension or maintenance of credit by the Company, the Committee shall, among other factors, consider the cost to the Company of any financing extended by the Company.

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

          (h) Notification with Respect to Incentive Stock Options. Any Participant who disposes of shares of Common Stock acquired on the exercise of an Incentive Stock Option by sale or exchange either (i) within two years after the date of the grant of the Incentive Stock Option under which the stock was acquired or (ii) within one year after the transfer of such shares to such Participant pursuant to exercise shall notify the Company of such disposition and of the amount realized and of the adjusted basis in such shares.

     7. STOCK OPTION AGREEMENT. The Stock Options awarded to an Eligible Employee shall be evidenced by a separate written agreement (the "Stock Option Agreement") which shall be subject to the terms and provisions of the Plan, and which shall be signed by the Participant and by the President or a Vice-President of the Company, other than the Participant, in the name of and on behalf of the Company. The Stock Option Agreement shall contain such provisions as the Committee in its discretion deems advisable. In the event of any inconsistency or conflict between the terms of the Plan and a Stock Option Agreement, the terms of the Plan shall govern.

     8. ACCELERATION OF VESTING. In the event of a Change in Control or a Liquidation Event, all Stock Options then outstanding shall become vested and immediately and fully exercisable, notwithstanding any provision in the Plan or the Stock Option Agreement.

     For purposes of this Section 8, a "Change in Control" shall be deemed to have occurred at such time as:

          (a) any "person" (as such term is used in Sections 13(d) and Schedule 14(d)(2) of the Exchange Act), other than L.S. Holding Company, a Delaware corporation (or any other entity all of the outstanding voting securities of which are owned directly or indirectly by CIGNA Corporation, a Delaware corporation), or Park Avenue Exploration Corporation, an Oklahoma corporation (or any other entity all of the outstanding voting securities of which are owned directly or indirectly by USF&G Corporation, a Maryland corporation), is or becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities representing 30% or more of the combined voting power (excluding any shares deemed beneficially owned by such person because of the power to vote or dispose of securities being shared with any of the aforementioned entities) of the then outstanding voting securities of the Company or any successor of the Company for election of directors; or

          (b) the shareholders of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were shareholders of the Company immediately prior to the effective date of the merger or consolidation (excluding, however, any shares held by any party to such merger or consolidation and their affiliates) shall have beneficial ownership of less than 50% of the combined voting power of the outstanding voting securities of the surviving corporation for election of directors of the surviving corporation immediately following the effective date of such merger of consolidation; or

          (c) the shareholders of the Company approve any sale or other disposition of 50% or more of the assets or earning power of the Company.

     With respect to any Participant for whom the acceleration of vesting of Stock Options would result in the imposition of the excise tax imposed by
Section 4999 of the Code, the number of Stock Options for which accelerated vesting shall be permitted shall only be that number of Stock Options the accelerated vesting for which would not result in the imposition of the excise tax imposed by Section 4999 of the Code. If acceleration of vesting of all the unvested Stock Options of a Participant is not permitted by the preceding sentence, the Participant shall designate from among his unvested Stock Options which Stock Options shall not be subject to accelerated vesting.

     9.   TERMINATION OF EMPLOYMENT, DEATH, DISABILITY AND RETIREMENT.

          (a) Termination of Employment. If a Participant's employment is terminated for any reason whatsoever other than death, Disability or Retirement, with respect to any Stock Option granted pursuant to the Plan outstanding at the time, unless otherwise established by the Committee, no further vesting shall occur and the Participant shall be entitled to exercise his or her rights with respect to the portion of the Stock Option vested as of the date of termination for a period expiring on the earlier of (i) the expiration date set forth in the Stock Option Agreement or (ii) thirty (30) calendar days after such termination date and, thereafter, the Stock Option and the Participant's rights thereunder shall be completely terminated; provided, however, that if a Participant is Terminated for Cause, such Participant's right to exercise the vested portion of his or her Stock Option shall terminate as of 12:01 a.m. on the date of termination of employment.

          (b) Retirement. Unless otherwise approved by the Committee, upon the Retirement of a Participant:

               (i) any nonvested portion of any outstanding Stock Option shall immediately terminate and no further vesting shall occur; and

               (ii) any vested Stock Option shall expire on the earlier of (A) the expiration date set forth in the Stock Option Agreement with respect to such Stock Option; or (B) the expiration of one year after the date of Retirement.

          (c) Death or Disability. Upon termination of employment as a result of death or Disability:

               (i) all outstanding grants of Stock Option shall immediately and fully vest notwithstanding the original vesting schedule; and

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

               (ii) any vested Stock Option (including those vested pursuant to Section 9(c)(i)) shall expire upon the earlier of (A) the expiration date set forth in the Stock Option Agreement with respect to such Stock Option or (B) the first anniversary of such termination of employment as a result of death or Disability.

     10. REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any shares of Common Stock under any Stock Option if the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law, statute, or regulation of any governmental authority whether it be Federal or State. Specifically, in connection with the Securities Act, upon exercise of any Stock Option, unless a registration statement under the Securities Act is in effect with respect to the shares of Common Stock covered by such Stock Option, the Company shall not be required to issue such shares unless the Committee has received evidence satisfactory to it to the effect that the holder of such Stock Option is acquiring such shares of Common Stock for investment and not with a view to the distribution thereof, and that such shares of Common Stock may otherwise be issued without registration under the Securities Act or State securities laws. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of a Stock Option, or the issuance of shares pursuant thereto, to comply with any law or regulation of any governmental authority.

     11. CHANGE IN STOCK AND ADJUSTMENTS. Except as provided in Section 8, in the event the outstanding shares of the Common Stock, as constituted from time to time, shall be changed as a result of a change in capitalization of the Company or a combination, merger, or reorganization of the Company into or with any other corporation or any other transaction with similar effects, there then shall be substituted (at no additional cost to any Participant) for each share of Common Stock theretofore subject, or which may become subject, to issuance or transfer under the Plan, the number and kind of shares of Common Stock or other securities or other property into which each outstanding share of Common Stock shall be changed or for which each such share shall be exchanged and the Committee may make other equitable adjustments which it deems to be warranted at no additional cost to any Participant but subject to any required stockholder approval.

     In the event of any change in applicable laws or any change in circumstances which results in or would result in any dilution of the rights granted under the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares of stock or other securities or other property theretofore subject, or which may become subject, to issuance or transfer under the Plan or in the terms and conditions of outstanding Stock Options, such adjustment shall be made in accordance with such determination, subject to any required shareholder approval. Such adjustments may include changes with respect to (i) the aggregate number of shares that may be

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

issued under the Plan, (ii) the number of shares subject to Stock Options and
(iii) the exercise price per share for outstanding Stock Options.

     12. NO RIGHTS AS STOCKHOLDER. A holder of a Stock Option shall have no rights as a stockholder with respect to any shares of Common Stock until the issuance of a stock certificate for such shares. Except as otherwise provided in Section 11, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

     13. NO EFFECT ON EMPLOYMENT RELATIONSHIP. Participation in the Plan shall not confer upon any employee any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate any employee's employment at any time.

     14. NO FUND ESTABLISHED. It is not intended that awards under this Plan be set aside in a trust which would qualify as an employee's trust within the meaning of sections 401 or 402 of the Internal Revenue Code of 1986, as amended, or in any other type of trust, fund, or separate account. The rights of any Participant and any person claiming under such Participant shall not rise above or exceed those of an unsecured creditor of the Company.

     15.  NO ASSIGNMENT OR ALIENATION OF BENEFITS.  Except as contemplated by
Section 6(c) of the Plan, no right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void, except for any transfer pursuant to the Participant's will or under the laws of descent and distribution. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of the person entitled to such benefits.

     16. LIABILITY AND INDEMNIFICATION OF COMMITTEE. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further act on his part to indemnity from the Company for all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation) reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Committee, whether or not he continues to be a member of the Committee at the time of incurring such expenses; provided, however, that such indemnity shall not include any expense incurred by any such member of the Committee (a) in respect of matters as to which he shall be finally adjudged in any such action, suit, or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as such member of the Committee, or (b) in respect of matters in which any settlement is effected in an amount in excess of the amount approved

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

by the Company on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee unless, within 30 days after institution of any such action, suit, or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This indemnity expressly includes any claims arising out of or based upon the negligence of the member of the Committee. The foregoing right of indemnification shall inure to the benefit of the heirs, executors, or administrators of each such member of the Committee and shall be in addition to all other rights to which such member of the Committee may be entitled as a matter of law, contract, or otherwise.

     17. GENDER, TENSE AND HEADINGS. Whenever the context requires such, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the construction of this Plan.

     18. AMENDMENT AND TERMINATION. The Plan may be amended or terminated at any time by the Board. The Plan, however, shall not be amended, without prior approval of the holders of at least a majority of the outstanding shares of Common Stock, (a) to materially increase the number of shares which may be issued or transferred to Eligible Employees under the Plan, (b) to materially modify the eligibility requirements of the Plan, (c) to materially increase the benefits accruing to participants under the Plan or (d) to cause the Plan to not comply with the rules and regulations promulgated under Section 16(b) of the Exchange Act. No amendment or termination may adversely affect any vested right of a Participant without the written consent of such Participant.

     19. NO GUARANTEE OF TAX CONSEQUENCES. Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

     20. SEVERABILITY. In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

     21. GOVERNING LAW. The provisions of the Plan shall be construed, administered, and governed by the laws of the State of Texas, without giving effect to principles of conflicts of laws, and, to the extent applicable, the laws of the United States.

     22. EFFECTIVE DATE. The Plan shall be effective as of October 1, 1992 and shall continue in effect until the expiration of its term or its earlier termination by the Board pursuant to Section 18.

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

                                                                       EXHIBIT A


                               VALUATION FORMULA
                               -----------------
                                      FOR
                                      ---
                               FAIR MARKET VALUE
                               -----------------

     With respect to the determination of the Fair Market Value of any Common Stock, the Fair Market Value shall be determined with reference to the Company's net assets on the December 31 immediately preceding the determination date divided by the number of shares of Common Stock outstanding on such December 31. The value of the Company's net assets shall be computed pursuant to the following formula:

     1) Oil and gas properties shall be valued at the value determined in accordance with Regulation S-X promulgated by the Securities and Exchange Commission, as in effect on the effective date of the Plan ("SEC Value") and then adjusted to reflect the multiple at which the shares of stock of publicly traded energy companies similar to the Company sell relative to the SEC Value of their assets, provided the adjustment upward or downward shall not exceed 25% of the SEC value. The determination of the Committee as to this adjustment shall be final and binding on the Company, the Participant and all other interested parties.

     2)   Marketable securities shall be valued at their fair market value.

     3) All other assets and liabilities shall be reflected at their net book value as determined in accordance with generally accepted accounting principles.

                                       11